Exhibit 99.1

FOR IMMEDIATE RELEASE

Evans Bancorp, Inc. Completes Acquisition of FSB Bancorp, Inc.

HAMBURG, N.Y., May 1, 2020 – Evans Bancorp, Inc. (“Evans”) (NYSE American: EVBN), parent company of Evans Bank, N.A. (“Evans Bank”), announced the completion of its acquisition of FSB Bancorp, Inc. (“FSB”) and its primary subsidiary, Fairport Savings Bank (“Fairport”). This transaction strengthens Evans’ presence in the Western New York region.

Under the terms of the merger agreement, FSB stockholders received, at the election of the holder, for each share of common stock, par value $0.01, of FSB either (i) $17.80 in cash or (ii) 0.4394 share of common stock, par value $0.50, of Evans, subject to the allocation and proration procedures contained in the merger agreement.

“The acquisition of FSB advances our growth objectives and strategy by expanding our geographic footprint into a nearby MSA and leveraging the scale of our combined organization to diversify our client base,” said David J. Nasca, President and CEO of Evans. “We are very excited to welcome the talented team members of FSB and to continue to provide customers with the relationship service they know and desire.”

In accordance with the merger agreement, Kevin D. Maroney has been appointed to the Board of Directors of Evans. Mr. Maroney, 62, has served as FSB’s Chief Executive Officer since January 2018 and as President and a director since 2017. Mr. Maroney first joined Fairport in 2004 and has served in a number of executive and senior management roles, including as its Chief Financial Officer and Chief Operating Officer, positions he held from 2004 to October 2017.

Based on financial information reported as of December 31, 2019, the combined company would have total assets of approximately $1.85 billion, deposits of approximately $1.56 billion and loans of approximately $1.50 billion. Fairport customer relationships will continue business as usual until the banks’ systems are integrated and Fairport banking offices are rebranded as Evans Bank, which is anticipated to occur in August 2020.

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $1.5 billion in assets and $1.3 billion in deposits at March 31, 2020. Evans is a full-service community bank, with 15 financial centers providing comprehensive financial services to consumer, business and municipal customers throughout Western New York. Evans Insurance Agency, a wholly owned subsidiary, provides life insurance, employee benefits, and property and casualty insurance through ten offices in the Western New York region. Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this news release, or in the

Evans Bancorp, Inc. Completes Acquisition of FSB Bancorp, Inc.

May 1, 2020

documents incorporated by reference herein, the words “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “look to,” “goal,” “target” and similar expressions identify such forward-looking statements. These forward-looking statements include, without limitation, statements relating to the impact Evans expect the proposed merger (the “Proposed Transaction”) to have on the combined entities operations, financial condition, and financial results, and Evans’ expectations about its ability to successfully integrate the acquired business and the amount of cost savings and other benefits Evans expects to realize as a result of the Proposed Transaction. These forward-looking statements are based largely on the expectations of Evans’ management and are subject to a number of risks and uncertainties, including, but not limited to, the risk that the businesses of Evans and FSB will not be integrated successfully, the possibility that the cost savings and any synergies or other anticipated benefits from the Proposed Transaction may not be fully realized or may take longer to realize than expected, the effect of the COVID-19 pandemic on the businesses of Evans and FSB, disruption from the Proposed Transaction making it more difficult to maintain relationships with employees, customers or other parties with whom Evans has business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of the shares of Evans common stock to be issued in the Proposed Transaction, the reaction to the Proposed Transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Evans. We refer you to the additional risk factors that could cause results to differ materially from those described above contained in the Annual Report on Form 10-K filed by Evans for the year ended December 31, 2019, the Annual Report on Form 10-K filed by FSB for the year ended December 31, 2019 and any updates to those risk factors set forth in Evans’ and FSB’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Evans and FSB with the Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov. Because of these and other uncertainties, actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Evans does not undertake any obligation, and specifically declines any obligation, to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise, except to the extent required by law.

For more information contact:	-OR-
John B. Connerton Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
(716) 926-2000 jconnerton@evansbank.com	(716) 843-3908 dpawlowski@keiadvisors.com

Media Contact:
Kathleen Rizzo Young Public & Community Relations Manager 716-343-5562 krizzoyoung@evansbank.com

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